UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2017

Global Brokerage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34986	27-3268672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Water Street, FL 50 New York, NY	10041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 897-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Restructuring Support Agreement and Prepackaged Plan of Reorganization

On November 10, 2017, Global Brokerage, Inc. (the “Company”) announced that the Company, along with its affiliates Global Brokerage Holdings, LLC (“Holdings”) and FXCM Group, LLC (“Group”), have signed a definitive restructuring support agreement (the “RSA”) with Leucadia National Corporation and LUK-FX Holdings, LLC (together, “Leucadia”) and an ad hoc group (the “Ad Hoc Group”) of holders of more than 68.5% of the Company’s 2.25% Convertible Notes due 2018 (the “Current Notes”) on the terms of a consensual restructuring transaction. Under the RSA, the Ad Hoc Group and Leucadia have agreed, subject to certain terms and conditions, to support a financial restructuring of the Company and Holdings (the “Restructuring”) pursuant to a prepackaged plan of reorganization (the “Plan”) to be filed under chapter 11 of the United States Bankruptcy Code. The Company and Holdings commenced a solicitation of votes for the Plan on November 10, 2017, and expects to commence the chapter 11 case on or before December 20, 2017. All obligations and commitments under the RSA are subject to the terms and conditions provided therein.

The overall purpose of the Plan is to enable Global Brokerage to extend the maturities on its current debt obligations for five years and restructure its current operations to reduce current expenses.

The Plan will be based on the restructuring term sheet attached to and incorporated into the RSA (the “Term Sheet”), which includes:

●	Current Notes will be exchanged for an equal amount of a new series of senior secured notes (the “New Secured Notes”) due five years from the Company’s emergence from chapter 11 protection. The New Secured Notes will be guaranteed by Global Brokerage Holdings and accrue cash interest at a rate of 7.00% with a payment in kind toggle option. The indenture governing the New Secured Notes will not include a convertible feature, but will include certain covenants, including covenants which, subject to certain exceptions, limit the ability of the Company and Holdings to incur additional indebtedness, engage in certain asset sales, make certain types of restricted payments, engage in transactions with affiliates and create liens on assets. The New Secured Notes are not liabilities of Group and only have recourse to the assets of the Company and Holdings.

●	The credit agreement among Holdings and Group, as borrowers, and Leucadia, as lender, (the “Credit Agreement”) will be amended to provide a twelve-month extension.

●	The rights of holders of the Company’s common stock will be unimpaired.

●	The operating agreements of Holdings and Group will be amended to provide certain covenants that will, among other things, permit certain excess cash generated by Group and its affiliates to be distributed to Holdings and, thus, the Company.

●	The 2016 Incentive Bonus Plan for founders and executives, which had provided a long-term incentive program for the founders of the Company, was terminated on November 8.

●	The waterfall for distributions from Group will be allocated as follows:

Amounts due under the Credit Agreement:	100% Leucadia
Next $350 million:	50% Leucadia / 50% Holdings
Next $600 million:	90% Leucadia / 10% Holdings
All aggregate amounts thereafter:	60% Leucadia / 40% Holdings

●	Mutual releases will be effectuated among the members of the Ad Hoc Group, Lecuadia, the Company, Holdings and Group.

●	All administrative expense claims, priority tax claims, and priority claims, as well as all undisputed customer, vendor or other trade obligations, of the Company will be paid in full.

Upon receipt of the requisite votes to accept the Plan, which requires the consent of more than two-thirds in terms of value of the voting holders of Current Notes and 50% in number of those noteholders who vote, the Company plans to file a chapter 11 case to consummate the Plan. The restructuring process is expected to take no longer than 60 days.

Group is not involved with the chapter 11 filing. The RSA and the Plan were designed not to impact – and should have no impact on – Group’s business or operations.

The information in this Current Report on Form 8-K is not intended to be, and should not in any way be construed as, a solicitation of votes on the Plan, nor should the information contained herein or in the RSA be relied on for any purpose with respect to the Plan. The foregoing description of the RSA, including the Term Sheet, is only a summary and does not purport to be a complete description of the terms and conditions under the RSA and the Term Sheet, and such description is qualified in its entirety by reference to the full text of the RSA (to which the Term Sheet is attached), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on May 2, 2017, the Nasdaq Stock Market (“Nasdaq”) notified Global Brokerage Inc. (the “Company”) that the market value of the Company’s publicly held shares does not meet the requirement for continued listing under Nasdaq Listing Rule 5450(b)(2). On November 6, 2017, the Company was notified that Nasdaq would remove the Company from The Nasdaq Global Market.

Nasdaq has approved the Company to transfer its stock to The Nasdaq Capital Market exchange, and the stock will begin trading at the opening of business on November 13, 2017.

However, by the end of the 2017 calendar year, the Company intends to initiate the steps to deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and terminate its duty to file periodic reports with the Securities and Exchange Commission (the “SEC”), such as quarterly and annual reports.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an effort to further minimize expenses as contemplated by the restructuring, the Board of Directors of the Company (the “Board”) has also decided to reduce its size. Effective as of the Effective Date of the Plan, Messrs. David Sakhai and Eduard Yusupov will resign from their positions as members of the Board. Messrs. Sakhai and Yusupov do not serve on any committees of the Board. The decisions by Messrs. Sakhai and Yusupov to resign are not a result of any disagreement with the Company.

In addition, the following Executive Officers of the Company will submit their resignation to the Board, effective as of the Effective Date of the Plan: (i) Margaret Deverell, Chief Accounting Officer, (ii) Robert Lande, Chief Financial Officer, and (iii) David S. Sassoon, General Counsel.

Item 7.01. Regulation FD Disclosure.

On November 10, 2017, the Company issued a press release announcing the signing of the RSA and the expected Nasdaq Delisting, SEC deregistration and changes to the Board and management, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of the Exchange Act, or otherwise subject to liabilities of that Section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or expressly incorporates it by reference into a filing under the Exchange Act or the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

10.1	Restructuring Support Agreement, dated as of November 10, 2017, by and among the Company, Holdings, Group, the Ad Hoc Group and Leucadia.

99.1	Press Release, dated November 10, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Brokerage, Inc.

Date: November 13, 2017	By:	/s/ David S. Sassoon
David S. Sassoon
General Counsel